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                                                                   EXHIBIT 10.8

                             CYBERSOURCE CORPORATION
                               SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT

        THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 18th day of March, 1998 by and among CYBERSOURCE CORPORATION, a California corporation (the "Company"), William S. McKiernan ("McKiernan") (solely with respect to Sections 7.1 through 7.17, 8.6 and 8.7 hereof) and the purchasers listed on the signature pages hereto under the headings "Initial Closing Investors" and "Second Closing Investors," each of whom is herein referred to as an "Investor").

        In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

        1. Purchase and Sale of Series D Preferred Stock.

               1.1. Sale and Issuance of Series D Preferred Stock.

                   (a) The Board of Directors of the Company shall adopt and
            file with the Secretary of State of the State of California on or before the Initial Closing (as defined below) the Fourth Amended and Restated Articles of Incorporation (collectively, the "Restated Articles") in substantially the form attached hereto as Exhibit A-1.

                   (b) Subject to the terms and conditions of this Agreement, each Investor agrees severally and not jointly to purchase, and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closings (as defined below) the number of shares of Series D Preferred Stock (the "Preferred Shares"), set forth opposite the Investor's name on the Schedule of Investors attached as Exhibits B-1A and B-1B to this Agreement (the "Schedule of Investors"), for up to an aggregate of 1,153,846 Preferred Shares at a purchase price of $2.60 per share, for the purchase price shown opposite such Investor's name on the Schedule of Investors (for an aggregate total purchase price of not less than $3,000,000); provided, that each Investor that participates in the Initial Closing, as defined below (each as "Initial Closing Investor") agrees to invest such amount as is necessary to ensure that all Investors collectively invest not less than an aggregate of $3,000,000 in the Closing.

               1.2. Closings. The purchase and sale of the Preferred Shares shall take place in up to two closings, the first of which will occur on March 18th, 1998 (the "Initial Closing") and the second of which will occur on April 3, 1998 (unless the Investors and the Company agree to complete the sale of the Preferred Shares at the Initial Closing) (the "Second Closing"), each at the offices of Jackson Tufts Cole & Black, LLP, 60 South Market Street, San Jose, California, or at such other time and place as the parties mutually agree upon (each such time and place designated as a "Closing" with respect to the Investors tendering funds in exchange for Preferred Shares at that time, and collectively as the "Closings" ). At the Closings, in the aggregate, the


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Company will deliver to the Investors stock certificates representing 1,153,846
Preferred Shares against payment of the purchase price therefor of $2.60 per share by wire transfers of immediately available funds. The Closings of the purchase and sale of the Preferred Shares shall only take place upon the Investors entering into that certain Internet Commerce Services Corporation Series D Preferred Stock Purchase Agreement (the "ICS Purchase Agreement") and consummating the purchase and sale of Internet Commerce Services Corporation Series D Preferred Stock pursuant to the terms of the ICS Purchase Agreement.

        2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be representations and warranties as if made hereunder as follows:

               2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own and hold its properties, carry on its business as now conducted and as proposed to be conducted. The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. A copy of the Company's Restated Articles and the Company's Bylaws (as amended) have been delivered to each Investor each of which are true and correct in full force and effect and have not been amended.

               2.2. Capitalization.

                   (a) Immediately prior to the Initial Closing the authorized capital of the Company consists, or will consist of:

                     (i) Preferred Stock. 10,000,000 shares of Preferred Stock,
            1,985,520 of which have been designated Series A Preferred Stock, no par value (the "Series A Preferred Stock"), of which 1,985,520 shares are issued and outstanding, 2,500,000 of which have been designated Series B Preferred Stock, no par value (the "Series B Preferred Stock") of which 2,037,038 shares are issued and outstanding, 3,000,000 of which have been designated Series C Preferred Stock, no par value (the "Series C Preferred Stock") of which 3,000,000 shares are issued and outstanding and 1,523,424 shares of which have been designated Series D Preferred Stock. No shares of Series D Preferred Stock were issued and outstanding immediately prior to the Initial Closing. The rights, preferences and privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock will be as stated in the Restated Articles.

                     (ii) Common Stock. 30,000,000 shares of Common Stock,
            9,070,000 shares of which were issued and outstanding.


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                   (b) The list set forth in Item 2.2(b) of the Schedule of
            Exceptions hereto is a complete and correct list of all security holders of the Company, showing their holdings of issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Common Stock and other Company securities (including options and warrants) as of the date of this Agreement. To the best knowledge of the Company, each such holder is the sole beneficial owner of all of the shares as to which such holder is the record holder. Except as set forth in Item 2.2 of the Schedule of Exceptions hereto, holders of shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock have no preemptive rights. True and complete copies of the Series A Preferred Stock Purchase Agreements (as defined in Section 2.11 of this Agreement), the Series B Preferred Stock Purchase Agreement (as defined in Section
            2.11 of this Agreement), and the Series C Preferred Stock Purchase Agreement (as defined in Section 2.11 of this Agreement) have been furnished to each Investor requesting them prior to the date hereof. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                   (c) Agreements for Purchase of Shares. Except for:

                     (i) the conversion privileges and preemptive rights of the
            Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock; and

                     (ii) options issued pursuant to the Company's stock option plan and other agreements, as of the Initial Closing options for 2,782,397 shares, including options for 1,000,000 shares issued outside of the Company's stock option plan, are presently outstanding and an additional 1,217,603 shares are available for grant under the Company's stock option plan, as amended.

prior to the Initial Closing there will not be any outstanding options, warrants, rights (including conversion, preemptive rights or rights of first offer) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

               2.3. Subsidiaries. Except as set forth in Item 2.3 of the Schedule of Exceptions, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, partnership or other business entity.

               2.4. Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Preferred Shares being sold hereunder and the Common Stock issuable upon conversion of the Preferred Shares, has been taken or will be taken on or prior to each Closing, and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as affected by (i) bankruptcy or insolvency laws, or (ii) equitable principles or public policy.


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               2.5. Valid Issuance of Preferred Stock. The Preferred Shares,
when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors set forth in Section 3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws free and clear of all restrictions on transfer (other than those arising from application of the securities laws). The Common Stock issuable upon conversion of the Preferred Shares purchased under this Agreement have been duly and validly reserved for issuance and when issued and delivered in accordance with the Restated Articles will be duly and validly issued, fully paid and nonassessable.

               2.6. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any United States federal, state, local or provincial governmental authority on the part of the Company is required in connection with:

                   (a) the Company's valid execution, delivery, or performance of this Agreement; and

                   (b) the offer, sale, or issuance of the Preferred Shares by the Company hereunder or (assuming the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, in its current form is available and no commission is paid in conjunction therewith) the issuance of Common Stock upon conversion of the Preferred Shares;

except such filings as have been made prior to the Closings, and except for any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor. To the best knowledge of the Company, neither the Company nor anyone acting on its behalf has offered any of the Series D Preferred Stock being sold hereunder or substantially similar securities of the Company for sale to, or solicited offers to buy any securities of the Company from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than the Investors and other persons whom the Company believes to be Accredited Investors as (as defined in Section 3.7 of this Agreement). The Company agrees that neither the Company nor anyone acting on its behalf will offer such securities of the Company or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Preferred Shares being sold hereunder not exempt from the registration requirements of Section 5 of the Securities Act. None of the shares of the Company's capital stock issued and outstanding has been offered or sold in such a manner as to make the issuance and sale of such shares or the Preferred Shares being sold hereunder not exempt from such registration requirements, and all such shares of capital stock have been offered and sold in compliance with all applicable federal and state securities laws.


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               2.7. Litigation. Except as disclosed in Item 2.7 of the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, prospects, business, operations, or condition (financial or otherwise) of the Company or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

               2.8. Patents and Trademarks.

                   (a) The list set forth in Item 2.8 of the Schedule of
            Exceptions is a true and complete list and summary description of all patents, patent applications, registered trademarks, registered service marks, registered trade names and registered copyrights, and licenses and rights to the foregoing presently owned or held by the Company, none of which is in dispute or in any conflict with the right of any other person or entity except as indicated on Item 2.7 of the Schedule of Exceptions.

                   (b) The Company's business as now conducted and as presently proposed to be conducted does not conflict with or infringe upon anyone's patents, copyrights, trademarks, trade secrets, trade dress, know how, processes, or other proprietary rights. The Company owns, or has the unrestricted right to use free and clear of all material liens, claims and restrictions, all patents, copyrights, trademarks, trade secrets, trade dress or other proprietary rights necessary for the conduct of its business as it is presently conducted or currently contemplated to be conducted, without infringing on the right or claim of any person, any patents, copyrights, trademarks, trade secrets, trade dress, know how, processes, or other proprietary rights of others. Notwithstanding any other provision of this Agreement, the exceptions described in the Schedule of Exceptions do not apply to this subparagraph (b) of
            Section 2.8.

               2.9. Compliance with Laws and Other Instruments. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company or any of its property, which violation or default would be materially adverse to the assets, properties, prospects, business, operations, or condition (financial or otherwise) of the Company. To the best knowledge of the Company, there is no contamination of any real property leased or operated by the Company that could subject the Company to liability in the aggregate in excess of $10,000 under any environmental laws or regulations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which


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results in the creation of any lien, charge or encumbrance upon any assets of the Company, which violation, default, conflict or event would be materially adverse to the assets, properties, prospects, business, operations, or condition (financial or otherwise) of the Company.

               2.10. Agreements; Action.

                   (a) Except as set forth in Item 2.10 of the Schedule of
            Exceptions, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound which involve (i) obligations of, or payments to the Company in excess of, $25,000; (ii) the license of any patent, copyright, trade secret or other proprietary right of the Company; (iii) material restrictions on the Company's business; or (iv) material proprietary rights of the Company.

                   (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities or obligations (absolute or contingent), individually in excess of $10,000 or in excess of $25,000 in the aggregate not reflected in the balance sheet dated December 31, 1997 other than obligations or liabilities of the Company for compensation under employment, advisor or consulting agreements, or other than obligations or liabilities incurred in the ordinary course of business, (iii) made any loans or advances to any person, other than in the ordinary course of its business. Without limiting the generality of the foregoing, the Company does not know of any basis for the assertion against the Company of any material liabilities of the Company (not provided for in the documents listed in Item 2.10 of the Schedule of Exceptions or the Financial Statements).

               2.11. Registration Rights. Except as set forth in (i) that certain Series A Preferred Stock Purchase Agreement dated as of the 6th day of January 1995, as amended as of (A) the 27th day of February, 1996, (B) the 3rd day of July, 1996, (C) the 12th day of July, 1996; (ii) that certain Series A Preferred Stock Purchase Agreement dated as of the 27th day of February, 1996 (collectively, the "Series A Stock Purchase Agreements"), (iii) that certain Series B Preferred Stock Purchase Agreement dated as of the 12th day of July, 1996, and (iv) that certain Series C Preferred Stock Purchase Agreement dated as of the 26th day of September, 1997, and except as provided in Section 7 of this Agreement, the Company has not granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

               2.12. Title to Property and Assets. The Company has good and marketable title to the property and assets it purports to own free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, which liens, claims or encumbrances would be materially adverse to the Company. Except as set forth in Item 2.12 of the Schedule of Exceptions, the Company owns or has the right to use all assets (tangible and intangible), necessary


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for the conduct of its business as presently conducted and believes it can acquire the right to use or the ownership of all assets, necessary for the conduct of its business as it is proposed to be conducted, except for such assets that are individually or in the aggregate immaterial to the business of the Company. The Company knows of no assets required for the conduct of its business as it is presently conducted, or as it is proposed to be conducted, the right to use or ownership of which it is unlikely to obtain, except for such assets that are individually or in the aggregate immaterial to the business of the Company.

               2.13. Financial Statements. The Company has delivered to each Investor its audited financial statements (income statement, balance sheet and cash flow statement) at and for the periods ended December 31, 1995, December 31, 1996, and unaudited financial statements (balance sheet and profit and loss statement) at and for the period ended December 31, 1997 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. All accounts receivable shown on the balance sheet constitute accounts receivable resulting from the sale of goods and services in the ordinary course of business, and, to the best knowledge of the Company, such accounts receivable are subject to no conditions as to payment, offsets, counterclaims, defenses of any kind, returns, allowances, or credits other than to the extent of the allowance for doubtful accounts shown thereon, and other than warranty claims that in the aggregate do not exceed $5,000. The Company has not received any material customer complaints concerning its products or services.

               2.14. Changes. Since December 31, 1997, there has not been (i) any change in the assets, liabilities, condition (financial or otherwise), business, or operating results, or to the best of the Company's knowledge, prospects of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, affecting in any material way the assets, properties, condition (financial or otherwise), operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted); (iii) any waiver by the Company of a material right or of a material debt owed to it or any satisfaction or discharge of any material lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business; (iv) any change or amendment in any material respect to a material contract or agreement by which the Company or any of its assets or properties is bound or subject; or (v) any change in any compensation arrangement or agreement with any officer, director or key employee. For the purposes of this Section 2.14 only, prospects shall not include general economic or industry trends. Notwithstanding any other provision of this Agreement, the exceptions described in the Schedule of Exceptions do not apply to this Section 2.14.

               2.15. Proprietary Information. To the best of the Company's knowledge, it has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted and has taken security measures to protect the secrecy, confidentiality and value of all the intellectual property which it believes are reasonable and


                                      -7-


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customary in the industry in which it operates. All of the Company's employees and consultants have executed a non-disclosure/invention assignments agreement in the form attached as Annex III to the Schedule of Exceptions. To the Company's knowledge, no employee of the Company in connection with such employee's employment with the Company, has violated the terms of any agreement with a previous employer.

               2.16. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

               2.17. Shareholder Agreements. Except as set forth in the Series A Preferred Stock Purchase Agreements, the Series B Preferred Stock Purchase Agreement, and the Series C Preferred Stock Purchase Agreement, and in that certain Shareholders' Agreement of even date herewith between and among the Company, various holders of Series C Preferred Stock and various Investors (the "Shareholders' Agreement"), there are presently no outstanding shareholder agreements, voting trusts, proxies or other arrangements or understandings between the Company and its shareholders, or among any of the shareholders of the Company, relating to either the voting or the disposition of their respective shares.

               2.18. Brokers or Finders. The Company has not engaged any broker, investment banker or finder in connection with the sale of the Preferred Shares.

               2.19. Disclosure. The Company has provided each Investor with all information that such Investor has requested in connection with such Investor's decision to invest in the Preferred Shares. To the best of the Company's knowledge after due inquiry, neither this Agreement nor any other written statement made or delivered in connection herewith contains any untrue statement of a material fact or, taking this Agreement and all such written statements as a whole, omits to state a material fact necessary to make statements herein or therein misleading; provided, however, with respect to any projections or expressions of opinion or predictions, the Company represents only that such projections or expressions of opinions and predictions were made in good faith and that the Company believes that there is a reasonable basis therefor.

               2.20. Insurance. Set forth in Item 2.20 of the Schedule of Exceptions is a true and complete list of all current insurance policies of the Company, all of which are in full force and effect.

               2.21. Taxes. The Company has accurately prepared and timely filed all federal, state and local reports, returns, estimates, declarations, information returns and statements with respect to taxes (together, "Tax Returns") that are required to be filed by it and has paid or made provision for the payment of all taxes due with respect to the periods covered by such Tax Returns. The provision for taxes in the financial statements is sufficient for the payment of all accrued and unpaid taxes. No such Tax Returns of the Company have been audited by any


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
taxing authority, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of federal income taxes or state or municipal taxes of the Company is pending and the Company has no knowledge of any proposed liability for any tax to be imposed. There are no tax sharing agreements or similar contracts or arrangements to which the Company is a party. The Company has not been a member of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code), filing a consolidated federal income Tax Return. No closing agreement pursuant to Section 7121 of the Internal Revenue Code, or similar provision of any state or local law, has been entered into by or with respect to the Company. For the purpose of this Section 2.21, "tax" or "taxes" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

               2.22. ERISA. Except as listed in Item 2.22 of the Schedule of Exceptions, the Company does not maintain, sponsor, or contribute to any program or arrangement that is an "employee pension benefit plan" (a "Pension Plan"), an "employee welfare benefit plan" or a "multiemployer plan", as those terms are defined in Section 3(2), 3(1), and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except as listed in Item 2.22 of the Schedule of Exceptions, the Company has no other incentive or benefit arrangements. Each plan listed on Item 2.22 of the Schedule of Exceptions which is subject to ERISA is in substantial compliance with ERISA. Each plan listed on
Item 2.22 of the Schedule of Exceptions which is a Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, has been amended to comply with the qualification provisions of the Tax Reform Act of 1986 and subsequent legislation before the expiration of the applicable remedial amendment period and has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of circumstances likely to result in the revocation of any such favorable determination letter. Other than as set forth in Item 2.22, there are no other deferred compensation, bonus, incentive, profit sharing, retirement or other employee compensation arrangements or plans.

               2.23. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, condition (financial or otherwise), operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer, key employee, key consultant or key contractor, or that any group of key employees, intends to terminate such person's employment or relationship with the Company, as the case may be, nor does the Company have a present intention to terminate the employment of or relationship with any of the foregoing persons.


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
               2.24. Qualified Small Business Stock. To the best of the Company's knowledge, the Preferred Shares will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company (and any predecessor):

                   (a) is and will be a domestic C corporation;

                   (b) will not have made any purchases of its own stock
            described in Code Section 1202(c)(3)(B) during the one year period preceding the Closings;

                   (c) will not have made any purchases of its own stock
            described in Code Section 1202(c)(3)(A) during the two year period preceding the Closings; and

                   (d) has maintained and will maintain aggregate gross assets, as defined by Code Section 1202(d)(2), at all times between August 10, 1993 and through the Closings of less than $50 million, taking into account the assets of any corporation required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

        3. Representations and Warranties of Each Investor. Each Investor hereby severally and not jointly represents and warrants that:

               3.1. Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as affected by (i) bankruptcy or insolvency laws, and (ii) equitable principles or public policy. Each Investor who is not a natural person, hereby represents that the person executing this Agreement on its behalf is duly authorized to do so.

               3.2. Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Preferred Shares to be received by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of otherwise distributing the same. By executing this Agreement, each Investor purchasing Preferred Shares hereunder further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Shares, or any portion thereof. Each Investor that is an entity represents that it has full power and authority to enter into this Agreement. Notwithstanding the foregoing, in certain limited circumstances, Global Retail Partners, L.P., DLJ Diversified Partners, L.P., DLJ Diversified Partners-A, L.P., GRP Partners, L.P., Global Retail Partners Funding, Inc., and DLJ ESC II, L.P. (collectively, the "DLJ Affiliates") may be contractually obligated to transfer certain of the Preferred Shares owned by them to a limited number of affiliates, each of whom is an Accredited Investor as defined in
Section 3.7 hereof.

               3.3. Disclosure of Information. Each Investor believes he or it has received all the information he or it considers necessary or appropriate for deciding whether to purchase the Preferred Shares. Each such Investor further represents that he or it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares. The foregoing does not modify the Company's representations and warranties set forth herein or the Investor's right to rely thereon.

               3.4. Investment Experience. Each Investor is an investor in securities of companies in the development stage and acknowledges that he or it is able to fend for himself or itself, can bear the economic risk of his or its investment and has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits and risks of the investment in the Preferred Shares. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Preferred Shares.

               3.5. Restricted Securities. Each Investor purchasing Preferred Shares hereunder understands that the Preferred Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Preferred Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection each Investor represents that he or it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act

               3.6. Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor purchasing Preferred Shares hereunder further agrees not to make any disposition of all or any portion of the Preferred Shares (or the Common Stock issuable upon the conversion of the Preferred Shares) unless and until:

                   (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                   (b) (i) Such Investor shall have notified the Company of the proposed disposition, (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Preferred Shares under the Securities Act and (iii) if reasonably requested by the Company, the transferee shall have furnished to the Company its agreement to abide by the restrictions on transfer set forth herein as if it were a purchaser hereunder.

               3.7. Accredited Investor. The term "Accredited Investor" as used in this Agreement means a person or entity who:

                   (a) is a director or executive officer of the Company; or

                   (b) is a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000, and the total purchase price does not exceed ten percent (10%) of his or her individual net worth, or joint net worth with his or her spouse, at the time of sale; or


                   (c) is a natural person who had an individual income in
            excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and the total purchase price does not exceed ten percent (10%) of his or her individual net worth, or joint net worth with his or her spouse, at the time of sale; or

                   (d) is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940; or

                   (e) is either (i) a bank as defined in section 3(a)(2) of the
            Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; as amended (the "Exchange Act"), (iii) an insurance company as defined in section 2(13) of the Securities Act;
            (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or (vi) an employee benefit plan within the meaning of Title I of ERISA, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; or

                   (f) is any organization described in section 501(c)(3) of the
            Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered (and, in the case of an Investor located in Washington, operating for not less than twelve months), with total assets in excess of $5,000,000 (or, in the case of an Investor located in the State of Washington, $10,000,000); or

                   (g) is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506(b)(2)(ii) promulgated under the Securities Act; or

                   (h) is an entity in which all of its equity owners meet one or more of the standards set forth in (a) through (g) above.

        As used in this Section 3.7, the term "net worth" means the excess of total assets over total liabilities, and "income" means actual economic income, which may differ from adjusted gross income for federal income tax purposes.

               3.8. Representations and Warranties as to Accredited Investors and Excluded Purchasers Status. Each Investor as to himself or itself, severally and not jointly, further represents to the Company that such Investor is (i) an Accredited Investor and (ii) an excluded purchaser (as such term is described in Section 260.102.13 of Title 10 of the California Code of Regulations or section 25102(f) of the California Corporate Securities Law of 1968, as amended).

               3.9. Legends. To the extent applicable, each certificate or other document evidencing any of the Preferred Shares issued hereunder or any Common Stock issued upon conversion of the Preferred Shares shall be endorsed with the legends set forth below, and each Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the securities without complying with the restrictions on transfer described in the legends endorsed thereon;

                   (a) The following legend under the Securities Act:

                   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                   (b) If required by the authorities of any state in connection with the issuance or sale of the Preferred Shares, the legend required by such state authority.

                   The Company shall not be required (i) to transfer on its
            books any Preferred Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement, or
            (ii) to treat as owner of such Preferred Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Preferred Shares shall have been so transferred.

               3.10. Removal of Legends.

                   (a) Any legend endorsed on a certificate pursuant to Section
            3.9(a) or (b) hereof shall be removed (i) if Preferred Shares represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if such Preferred

            Shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such Preferred Shares shall have provided the Company with an opinion from counsel, in form and substance reasonably acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that a public sale, transfer or assignment of such Preferred Shares may be made without registration.

               3.11. Any legend endorsed on a certificate pursuant to Section 3.9(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Preferred Shares provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that such state legend may be removed.

        4. California Commissioner of Corporations.

               4.1. Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5. Conditions of Each Investor's Obligations at Closing. The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of its investment of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

               5.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The entering into, delivery and performance of this Agreement by the Company shall have been duly authorized by all necessary corporate action.

               5.3. Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement, to issue the Preferred Shares to be purchased by the Investors hereunder and to issue the Common Stock into which it may be converted, including without limitation to (i) the waiver of rights of first refusal granted to holders of Series A Preferred Stock by such holders of Series A Preferred Stock, the consent of the required majority of the holders of the Series A Preferred Stock, (ii) the waiver of rights of first refusal granted to holders of Series B Preferred Stock by such holders of Series B Preferred Stock, the consent of the required majority of the holders of the Series B

Preferred Stock, and (iii) the waiver of rights of first refusal granted to holders of Series C Preferred Stock by such holders of Series C Preferred Stock, and the consent of the required majority of the holders of the Series C Preferred Stock.

               5.4. Compliance Certificate. At the Closing, the Chief Executive Officer of the Company shall deliver to the Investors a certificate certifying that the conditions set forth in Sections 5.1, 5.2 and 5.3 have been fulfilled.

               5.5. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in substance and form reasonably satisfactory to Vulcan Ventures, Inc., and its counsel, and such Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as such Investor or its counsel may reasonably request.

               5.6. Qualifications. The Commissioner of Corporations of the State of California and any applicable United States state securities regulatory authority shall have issued permits qualifying the offer and sale of the Preferred Shares to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under the California Corporate Securities Law of 1968, as amended, and any other applicable state blue-sky law.

               5.7. Restated Articles. The Company shall have adopted and filed with the Secretary of State of the State of California on or before the date of the Closing, the Restated Articles.

               5.8. Legal Investment. At the time of such Closing, the purchase of the Preferred Shares by the Investors shall be legally permitted by all laws and regulations to which such Investors and the Company are subject.

               5.9. Opinion of Counsel. At the Closing, the Investors shall have received an opinion of Jackson Tufts Cole & Black, LLP., counsel for the Company dated as of the date of the Initial Closing and substantially in the form of Exhibit D hereto.

               5.10. Minimum Investment. Upon the consummation of the Initial Closing, the Initial Closing Investors shall have subscribed for a minimum of ____________ Series D Preferred Shares at an aggregate purchase price of approximately $_____________. Upon the consummation of the Second Closing, if applicable, the Initial Closing Investors, and all additional Investors participating in the Second Closing (if any), shall have collectively subscribed for a minimum of 1,153,846 Series D Preferred Shares at an aggregate purchase price of approximately $3,000,000.

               5.11. Shareholders Agreement. Prior to the obligation of the DLJ Affiliates to close, an amended and restated Shareholders Agreement (the "Shareholders Agreement") shall have been executed by the Company and the shareholders named therein in the form of Exhibit E hereto.

        6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors purchasing Preferred Shares hereunder are subject to the fulfillment on or before the Closing of each Investor's investment of each of the following conditions by such Investor:

               6.1. Representations and Warranties. The representations and warranties of the Investors contained in Section 3 hereof shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               6.2. Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Sections 1.2 and 1.1(b).

               6.3. Legal Investment. At the time of such Closing, the purchase of the Preferred Shares by the Investors shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

        7. Registration Rights. The Company covenants and agrees as follows:

               7.1. Definitions. For purposes of this Section 7:

                   (a) The terms "register," "registered," and "registration"
            refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

                   (b) The term "Registrable Securities" means (i) the Common
            Stock issuable or issued upon conversion of the Preferred Shares being purchased hereunder (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his registration rights are not assigned and
            (iii) all shares of Common Stock which the Investors and their permitted assignees may hereafter purchase (or shares of Common Stock issuable upon exercise or conversion of securities hereafter purchased) pursuant to their rights of first refusal or otherwise;

                   (c) The number of shares of "Registrable Securities then
            outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to the exercisable or convertible securities which are exercisable or convertible into, Registrable Securities;

                   (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 7.13 hereof. It is acknowledged and agreed by the parties that the registration rights contained in this
            Section 7 are pari-passu with and are not superior to the registration rights granted pursuant to the Series A Purchase Agreements, the Series B Purchase Agreement or the Series C Purchase Agreement;

                   (e) The term "Series A Holder" shall mean a Holder under the
            Series A Purchase Agreements;

                   (f) The term "Series B Holder" shall mean a Holder under the
            Series B Purchase Agreement;

                   (g) The term "Series C Holder" shall mean a Holder under the
            Series C Purchase Agreement;

                   (h) The term "Series D Holder" shall mean a Holder under this
            Series D Purchase Agreement.

               7.2. Request for Registration.

                   (a) If the Company shall receive (i) at any time following the first to occur of December 31, 2001 or the date that is six (6) months after the date of consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act (a "Qualifying IPO") a written request from Holders holding at least fifty percent (50%) of the Registrable Securities then outstanding (the "First Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration in an underwritten public offering of the sale of Registrable Securities then outstanding having an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to or more than $5,000,000 (the "Initial Demand Registration"); or (ii) at any time after the consummation of the Initial Demand Registration, a written request from Holders holding at least twenty five percent (25%) of the Registrable Securities then outstanding (the "Second Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration in an underwritten public offering of the sale of at least 25% of the Registrable Securities then outstanding having an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to or more than $1,000,000 (the "Second Demand Registration"); or (iii) at any time after the consummation of the Second Demand Registration a written request from Holders holding at least fifty percent (50%) of the Registrable Securities then outstanding (the "Third Initiating Holders" collectively with the First Initiating Holders and the Second Initiating Holders, the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration in an underwritten public offering of the sale of at least 50% of the Registrable Securities then outstanding having an anticipated aggregate offering price, net of underwriting discounts and commissions, equal to or more than $1,000,000; or (iv) the requisite notice from the Series A Holders, the Series B Holders, or the Series C Holders of a demand registration, then the Company shall, within twenty-one (21) days of the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of subsection 7.2(b), file as soon as practicable a registration statement under the Securities Act covering all Registrable Securities which the Holders, or the Series A Holders, Series B Holders and Series C Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 9.6.

                   (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 7.2:

                     (i) in any particular jurisdiction in which the Company
            would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                     (ii) if the Company shall have initiated three (3)
            registrations pursuant to this Section 7.2 and the applicable registration statement has been declared effective by the SEC and remained effective until the earlier of (A) such time as all of the Registrable Securities included by the Holders in such registration have been sold or disposed of by them or (B) the expiration of the period described in Section 7.4(a). In addition, a request for registration shall not be deemed to constitute a registration for purposes of this subparagraph if: (I) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by the Holders requesting such registration; (II) the Company voluntarily takes any action that would result in the Holder not being able to sell such Registrable Securities covered thereby during the period during which the registration statement must be kept effective; or (III) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such registration has not otherwise remained effective for the relevant period (including effective periods both before and after the order, injunction or requirement is made or imposed).

                   (c) Subject to the foregoing paragraph 7.2(b), the Company shall file a registration statement as soon as possible after receipt of the request or requests of the Initiating Holders under this Section 7.2; provided, however, that if the Company shall furnish to such Initiating Holders within sixty (60) days of receipt of such request a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company (as evidenced by a board resolution) it would be significantly detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing to a date not later than one hundred twenty (120) days after receipt of such request, provided that the Company will not exercise this right more than once in any twelve-month period.

                   (d) The underwriting shall be managed by an underwriter or underwriters of national reputation selected by the Initiating Holders, which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld. The right of any Holder to registration pursuant to Section 7.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. The Company shall (together with all Holders, Series A Holders, Series B Holders and Series C Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as above provided. Notwithstanding any other provision of this Section 7.2, if the underwriters advise the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten and that the total amount of securities that all Holders, Series A Holders, Series B Holders and Series C Holders (initiating and non-initiating) request pursuant to this Section 7.2(d) to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall so advise all Holders and all of the shares to be included in the registration shall be allocated among all Holders, Series A Holders, Series B Holders and Series C Holders requesting inclusion (initiating and non-initiating) pro rata according to the total amount of securities entitled to be included in such registration owned by each Holder, each Series A Holder, each Series B Holder and each Series C Holder requesting inclusion (initiating or non-initiating) or in such other proportions as shall be mutually agreed by such selling shareholders; provided, however, that in the event of such an allocation McKiernan may not include more than twenty percent (20%) of the shares to be included in such registration statement by all selling shareholders without the consent of the holders of the majority of the shares requesting inclusion in the registration. For the purposes of this Section 7.2(d) and Section 7.8 of this Agreement, the language in such sections referring to McKiernan's right to participate as a selling shareholder at the twenty percent (20%) level means that all McKiernan Shares (as defined in the Series A Stock Purchase Agreements and the Series B Stock Purchase Agreement) included in such a registration, whether held by McKiernan or a transferee of McKiernan, shall be counted against such twenty percent (20%) limit. In addition, the language in Section 7.2(d) and Section 7.8 referring to the ability of the holders of a majority of the shares requesting inclusion in a registration to waive such twenty percent (20%) limit means that only the holders of a majority of such shares, calculated without regard to any McKiernan Shares, may effect such a waiver.

        If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata according to the total amount of securities entitled to be included in such registration owned by each such person or in such other proportions as shall be mutually agreed by such selling shareholders.

               7.3. Company Registration. If (but without any obligation to do so) at any time after the date of the Second Closing hereunder the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders of Registrable Securities except a registration in which the Holders have the right to include Registrable Securities under Section 7.2) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration relating to shares to be issued in connection with the acquisition of another company, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder of Registrable Securities written notice of such registration. Upon the written request of each Holder of Registrable Securities given within twenty
(20) days after the effectiveness of such notice by the Company in accordance with Section 9.6, the Company shall, subject to the provisions of Section 7.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder of Registrable Securities has requested to be registered.

               7.4. Obligations of the Company. Whenever required under this
Section 7 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                   (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (but in no event later than one hundred twenty (120) days after the initial request for registration), and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty
            (120) days, plus a period equal to any period during which the Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court or a period during which the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or misleading in any material respect until a curative amendment or supplement is filed and furnished to the Holders; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the Holders of the Registrable Securities covered by such registration and, the underwriters, and any attorney, accountant or other agent retained by the Holders of Registrable Securities covered by such registration statement or underwriters copies of all such documents proposed to be filed, which documents will be subject to the reasonable and timely review and comment of such Holders, such counsel and underwriters, if any, and the Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto filed in connection with a registration pursuant to Section 7.2 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

                   (b) Prepare and file with the SEC such amendments and
            supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                   (c) Furnish to the Holders such numbers of copies of a
            prospectus, including a preliminary prospectus and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                   (d) Use its best efforts to register and qualify the
            securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and

                   (e) Enter into and perform its obligations under an
            underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder of Registrable Securities participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               7.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 that the selling Holders of Registrable Securities shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

               7.6. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 7.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $35,000) of one counsel for the selling Holders, selling Series A Holders, selling Series B Holders and selling Series C Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 7.2 if the registration request is subsequently withdrawn at the request of the Holders (initiating and non-initiating) holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least 66-2/3% of the Registrable Securities agree to forfeit their right to initiate one demand registration pursuant to Section 7.2. (provided that if immediately prior to the time of such withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Company from that known to the

Holders at the time of their request, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 7.2).

               7.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 7.3 for each Holder (which right may be assigned as provided in Section 7.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel (not to exceed $35,000) for the selling Holders, selling Series A Holders, selling Series B Holders and selling Series C Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

               7.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 7.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in an offering (other than a registration effected pursuant to Section 7.2) exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders, including Series A Holders, Series B Holders and Series C Holders, according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders). The underwriters, pursuant to the preceding sentence, may completely exclude the Holder's Registrable Securities from such underwriting if no other selling shareholders' securities are so included.

        If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion pro rata according to the total amount of securities entitled to be included in such registration owned by each such person or in such other proportions as shall be mutually agreed by such selling shareholders.

        For purposes of the immediately preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

               7.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

               7.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 7:

                   (a) To the extent permitted by law, the Company will
            indemnify and hold harmless: (i) each Holder, the officers, directors, agents, partners and legal counsel of each Holder of Registrable Securities, and (ii) each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the officers, directors, agents, partners and legal counsel of such control person, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, rule or regulation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer, agent, director, partner, legal counsel, underwriter or controlling person each officer, director, agent, partner and legal counsel of such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 7.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it primarily arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, partner, director, agent, legal counsel or controlling person.

                   (b) To the extent permitted by law, each selling Holder will, severally but not jointly, indemnify and hold harmless (i) the Company; each of its officers, directors, agents, partners and legal counsel; and (ii) each person, if any, who controls the Company within the meaning of the Securities Act and the officers, directors, agents, partners and legal counsel of such control person, and any other Holder selling securities in such registration statement or any of such other Holder's officers, directors, agents, partners, legal counsel or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any officer, director, agent, partner, legal counsel, or controlling person, or other such Holder or director, officer, legal counsel or controlling person of such other Holder may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) primarily arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any officer, director, agent, partner, legal counsel, controlling person, other Holder, or officer, director, agent, partner, legal counsel or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and provided further that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such selling Holder) received by any such selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                   (c) Promptly after receipt by an indemnified party under this
            Section 7.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense if it so desires. Notwithstanding the foregoing, if the indemnified party and the indemnifying party have conflicting interests with respect to the action so that joint counsel for them would be inappropriate, (as determined by counsel to the indemnified party and counsel to the indemnifying party), then the indemnifying party shall pay reasonable fees and expenses of one counsel to the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if it materially adversely effects the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.10, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.10. No indemnifying party, in the defense of any such action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from liability in respect of such action.

                   (d) If the indemnification provided for in this Section 7.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each indemnifying party, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.10(d), no indemnifying party that is a selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such selling Holder from the sale of Registrable Securities exceeds the amount of any damages that such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section 7.10 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

                   (e) The obligations of the Company and Holders under this
            Section 7.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this
            Section 7, and otherwise.

               7.11. Reports Under Exchange Act. With a view to making available to the Investors purchasing Shares hereunder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                   (a) make and keep public information available, as those
            terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;


                   (b) file with the SEC in a timely manner all reports and
            other documents required of the Company under the Securities Act and the Exchange Act; and

                   (c) furnish to any Holder, so long as the Holder owns any
            Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

               7.12. Form S-3 Registration. In case the Company shall receive written request or requests from Holders owning a majority of the Registrable Securities then outstanding, that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                   (a) promptly give written notice of the proposed
            registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                   (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after effectiveness of such written notice from the Company pursuant to Section 9.6 hereof; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 7.12; provided, however, that the Company shall not utilize this right more than once in any 12 month period;
            (iv) if the Company within the twelve month period preceding the date of such request, already has effected two registrations on Form S-3 for the Holders pursuant to this Section 7.12, or (v) if the Company has completed a Qualifying IPO within the preceding one hundred eighty (180) days, or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                   (c) Subject to the foregoing, the Company shall file a
            registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses, other than underwriting discounts and commissions, incurred in connection with requested pursuant to Section 7.12, including (without limitation) all other registration, filing, qualification, printer's and accounting fees shall be borne by the Company, including up to $35,000 of reasonable fees and disbursement for one counsel for the selling Holders, Series A Holders, Series B Holders and Series C Holders.

               7.13. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee who (i) is not a competitor of the Company and acquires at least fifty thousand (50,000) shares (as adjusted for stock splits, combinations, etc.) of Registrable Securities, (ii) is an Investor as defined hereunder, or (iii) is a partner or equity holder or an affiliate of an Investor (or a third party duly authorized to act on behalf of an Investor or its partners or equity holders), provided that such partner or equity holder or affiliate has appointed such Investor (or such duly authorized third party) as its lawful attorney-in-fact to receive notices, vote and otherwise make binding decisions under the terms of this Section 7; provided, in each case, the Company is, within thirty days of such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

               7.14. "Market Stand-Off" Agreement. Each Holder of Registrable Securities hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose of any securities of the Company (other than securities registered in the offering) whether or not acquired by such Holder under this Agreement during a reasonable and customary period of time (not to exceed one hundred twenty (120) days), as agreed to by the Company and the underwriters, following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

                   (a) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

                   (b) all officers and directors of the Company, holders of 5%
            or more of the Company's issued and outstanding capital stock and all other persons with registration rights (whether or not pursuant to this Agreement) similarly agree not to sell or transfer.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period.

               7.15. Amendment of Registration Rights. Any provision of this
Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

               7.16. Rights That May Be Granted to Subsequent Investors.

                   (a) Within the limitations prescribed by this paragraph (a), but not otherwise, the Company may grant to subsequent investors in the Company rights of incidental registration (such as those provided in Section 7.3). Such rights may only pertain to shares of Common Stock, including shares of Common Stock into which any other securities may be converted. Such rights may be granted with respect to (i) registrations actually requested by Initiating Holders pursuant to Section 7.2 or by Series A Holders pursuant to Section
            7.2 of the Series A Purchase Agreements or by Series B Holders pursuant to Section 7.2 of the Series B Purchase Agreement, but only in respect of that portion of any such registration as remains after inclusion of all Registrable Securities requested by Holders, Series A Holders, Series B Holders and Series C Holders and (ii) registrations initiated by the Company, but only in respect of that portion of such registration as is available under the limitations set forth in Section 7.8 (which limitations shall apply pro-rata to all Holders, Series A Holders, Series B Holders and Series C Holders) and such rights shall be limited in all cases to sharing pro-rata in the available portion of the registration in question with Holders, Series A Holders, Series B Holders and Series C Holders, such sharing to be based on the number of shares of Common Stock held by the respective Holders, Series A Holders, Series B Holders and Series C Holders and held by such other investors, plus the number of shares of Common Stock into which other securities held by the Holders, Series A Holders, Series B Holders and Series C Holders and such other investors are convertible, which are entitled to registration rights. With respect to registrations which are for underwritten public offerings, "available portion" shall mean the portion of the underwritten shares which is available as specified in clauses (i) and (ii) of the third sentence of this paragraph (a). Shares not included in such underwriting shall not be registered.

                   (b) The Company may not grant to subsequent investors in the
            Company rights of registration upon request (such as those provided in Section 7.2) unless (i) such rights are limited to shares of Common Stock, (ii) all Holders, Series A Holders, Series B Holders and Series C Holders are given enforceable contractual rights to participate in registrations requested by such subsequent investors on a pro-rata basis with such subsequent investors such participation to be on a pro-rata basis, and subject to the limitations, described in the final three sentences of paragraph (a) of this Section 7.16, (iii) such rights shall not become effective prior to one hundred eighty (180) days after the effective date of the first registration pursuant to Section 7.2 and (iv) such rights shall not be more favorable than those granted to the Holders.

               7.17. Termination of Registration Rights. The Company's obligations pursuant to this Section 7 shall terminate with respect to each Holder of Registrable Securities on the earlier to occur of (i) five years from the date of consummation a Qualifying IPO or (ii) such time as such Holder is eligible to sell all of its Registrable Securities pursuant to Rule 144 (other than pursuant to Rule 144(k)) under the Securities Act in a single three (3) month period provided that the Company has been continually subject to the reporting requirements of the Exchange Act for at least two years immediately prior to the time of such sale.

        8. Covenants.

               8.1. Delivery of Financial Statements. The Company shall deliver to each Investor for as long as such Investor (together with its affiliates) holds not less than 100,000 Preferred Shares (or Common Stock into which such Preferred Shares have been converted), as adjusted for stock splits, stock dividends, reclassifications and similar events:


                   (a) as soon as practicable, but in any event within one
            hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a cash flow statement, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") audited by independent public accountants of recognized national standing; and

                   (b) within forty-five (45) days of the end of each quarter, a statement of operations, cash flow analysis and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also compare actual performance to budget and to the prior year's comparable period.

               8.2. Inspections. On a quarterly basis, the Company shall permit each Investor or its authorized representatives, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its senior management at reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
Section 8.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

               8.3. Director Elected by Holders of Series C and Series D Preferred Stock. The Investors will consult with the Company with respect to any director elected from time to time by the holders of Series C Preferred Stock and the Series D Preferred Stock and will make reasonable efforts to elect a director reasonably acceptable to the Company; provided that any Senior Officer of Global Retail Partners shall be acceptable to the Company.

               8.4. Termination of Covenants. The covenants set forth in Section
8.1 and 8.2 shall terminate and be of no further force or effect upon the consummation of a Qualifying IPO or the Company first becomes subject to the periodic reporting requirements of section 13(a) or 15(d) of the Exchange Act, whichever event shall first occur.

               8.5. Insurance. The Company shall keep and maintain in full force and effect (i) fire and casualty insurance policies, with extended coverage, reasonably sufficient in amount to allow it to replace any of its properties that might be damaged or destroyed and (ii) general liability insurance in amounts customary for entities in similar business and at a similar stage of development.

               8.6. Co-Sale Rights. McKiernan agrees that during the period ending on the consummation of a Qualifying IPO or immediately after the closing of the sale or merger of the Company (where the Company is not the surviving entity or where there otherwise is a change of control), he will not sell any shares of Common Stock of the Company owned by him (the "McKiernan Common Stock") without notifying the Investors twenty (20) or more days prior to the closing of such sale and permitting the Investors to participate (through the sale of shares of Common Stock) in such sale on a pro-rata basis. An Investor's pro-rata share shall be that number of shares of stock equal to the product obtained by multiplying the aggregate number of shares proposed to be sold in such transaction by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Investor (on as as-converted basis), and the denominator of which is the total number of share of common Stock then owned by McKiernan and the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (on an as-converted basis). It is understood that McKiernan has granted similar co-sale rights to holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to prior agreements, that the calculation of the Investors' pro-rata participation rights in accordance with the preceding sentence shall be made without reference to such other co-sale rights, and that McKiernan shall be responsible for honoring all co-sale rights in accordance with the respective agreements. Each Investor must notify McKiernan in writing that such Investor will participate in such sale (and sell such Investor's shares of Common Stock in strict accordance with the terms and conditions of such sale as described in the notice) on or before ten (10) business days before the anticipated closing of such sale, or such Investor will have no right to participate in such sale. This Section 8.6 shall not pertain to any transfers by McKiernan to his ancestors, descendants or spouse or to trusts for the benefit of such persons, or any bona fide gift by McKiernan; provided, however, any shares of McKiernan's Common Stock transferred in a transaction described in this sentence shall continue to be subject to the same co-sale obligations set forth in this Section 8.6 as if McKiernan continued to own such shares.

               8.7. Rights of First Offer on Transfers by McKiernan. McKiernan agrees that during the period ending on the consummation of a Qualifying IPO or immediately after the closing of the sale or merger of the Company (where the Company is not the surviving entity or where there otherwise is a change of control), he will not sell any shares of McKiernan Common Stock without notifying the Investors twenty (20) or more days prior to the closing of such sale and permitting such Investors the right to purchase all (but not less than all) such McKiernan Common Stock. Each Investor shall be entitled to purchase its pro rata share of such McKiernan Common Stock on the same terms and conditions as McKiernan is offering such McKiernan Common Stock to other persons. An Investor's pro-rata share shall be that number of shares of stock equal to the product obtained by multiplying the aggregate number of shares proposed to be sold in such transaction by a fraction, the numerator of which is the number of shares of common Stock then owned by such Investor (on an as-converted basis), and the denominator of which is the total number of shares of common Stock then owned by the holders of Series C Preferred Stock and Series D Preferred Stock (on an as-converted basis). It is understood that McKiernan has granted rights of refusal to holders of Series C Preferred Stock pursuant to a prior agreement, that the calculation of the Investors' pro-rata rights in accordance with the preceding sentence shall be made without reference to such other rights, and that McKiernan shall make sufficient shares of Common Stock available to honor the rights of refusal of all holders of Preferred Stock in accordance with their terms. Prior to any sale by McKiernan of any McKiernan Common Stock subject to this right of first offer, McKiernan shall notify the Investors, in writing, of his intention to sell such McKiernan Common Stock, setting forth the terms under which he proposes to make such sale. Within ten (10) days after receipt of such notice, each Investor shall notify McKiernan as to whether he or it desires to purchase any or all of his or its pro rata share of such McKiernan Common Stock for the price and on the general terms specified in the notice. In the event any Investor elects not to purchase such holder's pro rata share of such McKiernan Common Stock, the remaining Investors shall have the right to purchase their pro rata share of such available shares on the terms described above. McKiernan shall promptly notify the remaining Investors of the shares available for purchase ("Remaining McKiernan Shares"). If, within ten (10) days after McKiernan gives his aforesaid notice, an Investor has not notified McKiernan of the number of Remaining McKiernan Shares he or it desires to purchase upon the terms and conditions set forth in such notice (in the event such shares are over subscribed each Investor will be entitled to purchase on a pro-rata basis), McKiernan may, during a period of one hundred twenty (120) days following the end of such ten (10) day period, sell such Remaining McKiernan Shares at a price and upon terms and conditions no more favorable to such purchasers than those set forth in such notice, subject to compliance with the Co-Sale rights of the Investors set forth in Section 8.6 hereof. If the Investors elect to purchase all of the McKiernan Common Stock offered, the Investors so purchasing shall pay for the McKiernan Common Stock by a wire transfer of immediately available funds or in accordance with the notice against delivery of the securities at the executive offices of the Corporation at the time of the scheduled closing therefore; provided that if the notice provides for payment of non-cash consideration, then each Investor, at its option, may pay the consideration in cash equal to the present fair market value of the non-cash consideration offered, which shall be determined by mutual agreement between the parties. McKiernan shall take all such action as may be reasonably required by any regulatory authority in connection with the exercise by the Investors of the right to purchase McKiernan Common Stock as set forth herein. The right of first refusal contained in this Section 8.7 shall not apply to (i) securities sold by McKiernan in connection with an underwritten offering pursuant to a registration statement filed under the Securities Act or in connection with the sale or merger of the Company, or (ii) any transfers by McKiernan to his ancestors, descendants or spouse or to trusts for the benefit of such persons, or any bona fide gift by McKiernan; provided, however, any shares of McKiernan Common Stock transferred in a transaction described in this sentence shall continue to be subject to the same right of first offer obligations set forth in this Section
8.7 as if McKiernan continued to own such shares.

               8.8. Qualified Small Business Status. The Company shall use its commercially reasonable efforts not to and shall not knowingly, without the prior written consent or affirmative vote or written consent of the holders of at least a majority of the total outstanding shares of Series D Preferred Stock who purchased such shares of Series D Preferred Stock from the Company pursuant to this Agreement, voting separately as a class, take any action affecting, or permit any action, other than a Permitted Action (as defined below), to affect, the capital structure (including purchases of its own stock) or operation of its business which would cause the Preferred Shares not to qualify as "qualified small business stock" under Code Section 1202. As used in this Agreement, "Permitted Action" shall mean a merger of the Company with or into any other corporation or corporations (other than a mere reincorporation transaction), a sale of all or substantially all of the assets of the Company or a transaction or series of related transactions in which the Company issues shares representing more than 50% of the voting power of the Company immediately after giving effect to such transaction.

        9. Miscellaneous.

               9.1. Survival of Warranties; Indemnification. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Second Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company. The Company agrees to indemnify and hold harmless each Investor from any losses or damages (including without limitation reasonable attorneys fees) suffered arising out of a breach of any representation, warranty or covenant of the Company under this Agreement.

               9.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including permitted transferees of the Preferred Shares and the Common Stock into which it has been converted. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               9.3. Governing Law. This Agreement shall be governed by and construed under the internal substantive laws (but not the choice of law rules) of the State of California.

               9.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               9.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               9.6. Notices. Except as otherwise expressly provided herein, any notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United

States certified mail delivery, five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered or sent to the following address: (a) if to a Investor, to the address set forth with respect to such investor on Exhibit B-2 attached hereto, or to such other address of which such investor shall have given notice pursuant hereto the Company, or (b) if to the Company, to CyberSource Corporation, 3031 Tisch Way, Suite 900, San Jose, California 95128, or to such other address of which the Company shall have given notice pursuant hereto.

               9.7. Finder's Fee. Each Investor severally agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               9.8. Expenses. Each party to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and consummation of this Agreement, including the fees, expenses and disbursements of its respective legal counsel incurred in connection herewith, provided the Company will pay the reasonable legal fees of one counsel to the Investors.

               9.9. Amendments and Waivers. Except as specified in Section 7.15, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66-2/3% of shares of the Common Stock issued or issuable upon conversion of the Preferred Shares; provided, however, the conditions to Closing set forth in Section 5 hereof may only be amended by unanimous agreement of the Investors.

               9.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               9.11. Aggregation of Stock. All Preferred Shares (or Common Stock issued on conversion thereof) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               9.12. Confidentiality Agreement. Each Investor and any successor or assign of such Investor who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of
Section 8 hereof, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment.

               9.13. Enforcement.

                   (a) Remedies at Law or in Equity. If the Company or any
            Investor shall default in any of its obligations under this Agreement or if any representation or warranty made by or on behalf of the Company or any Investor, as the case may be, in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any material respect as of the date of this Agreement or as of the Closing of such investment or as of the date it was made, furnished or delivered, the Company or such Investor may proceed to protect and enforce its rights, including by way of suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or the Restated Articles of the Company or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement or such Restated Articles, or for damages or to enforce any other legal or equitable right of such Investor (including Investor's right to indemnification under Section 9.1) or to take any one or more of such actions. In the event such an action is brought, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement or the Restated Articles of the Company, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                   (b) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Company or any Investor at law or in equity. No express or implied waiver by the Company or any Investor of any default shall be a waiver of any future or subsequent default as to such party. The failure or delay of the Company or any party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by such party shall not exhaust the same or constitute a waiver of any other right provided herein.

                   9.13.2. Entire Agreement. This Agreement and the other
            documents and agreements delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof.



                 [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.





Solely with respect to the agreements      "COMPANY"
made in Sections 7.1 - 7.17, 8.6
and 8.7 hereof:

                                           CYBERSOURCE CORPORATION,
                                           a California corporation


                                           By:___________________________
WILLIAM S. MCKIERNAN                          Name:WILLIAM S. MCKIERNAN
                                              Title: President and Chief
                                                     Executive Officer

                                           "INITIAL CLOSING INVESTORS"



                                           VULCAN VENTURES INCORPORATED
                                           110 110th Avenue NE, Suite 550
                                           Bellevue, WA  98004


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           GLOBAL RETAIL PARTNERS, L.P.


                                           By:   GLOBAL RETAIL PARTNERS, INC.
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________





                                           GLOBAL RETAIL PARTNERS FUNDING, INC.


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           GRP PARTNERS, L.P.

                                           By:   GLOBAL RETAIL PARTNERS, INC.
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________

                                           DLJ DIVERSIFIED PARTNERS, L.P.



                                           By: DLJ DIVERSIFIED PARTNERS, INC.,
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           DLJ DIVERSIFIED PARTNERS-A, L.P.



                                           By: DLJ DIVERSIFIED PARTNERS, INC.,
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           DLJ ESC II, L.P.
                                           By:   DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           UH TECHNOLOGY PARTNERS, LDC


                                           By:___________________________



                                           General Partner of its Investment
                                           Manager, Unterberg Harris Capital
                                           Management, LP


                                           UH CAPITAL  PARTNERS INTERNATIONAL,
                                           LDC


                                           By:___________________________



                                           General Partner of its Investment
                                           Manager, Unterberg Harris Capital
                                           Management, LP


                                           UNTERBERG HARRIS PRIVATE EQUITY
                                           PARTNERS, LP


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           Member of its Investment General
                                           Partner, Unterberg Harris LLC

                                           UNTERBERG HARRIS PRIVATE EQUITY
                                           PARTNERS, CV


                                           By:___________________________

                                           Member of its Investment General
                                           Partner, Unterberg Harris LLC


                                           "SECOND CLOSING INVESTORS"
                                           VULCAN VENTURES INCORPORATED
                                           110 110th Avenue NE, Suite 550
                                           Bellevue, WA  98004


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           GLOBAL RETAIL PARTNERS, L.P.
                                           By:   GLOBAL RETAIL PARTNERS, INC.
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           GLOBAL RETAIL PARTNERS FUNDING, INC.


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           GRP PARTNERS, L.P.
                                           By:   GLOBAL RETAIL PARTNERS, INC.
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           DLJ DIVERSIFIED PARTNERS, L.P.
                                           By:   DLJ DIVERSIFIED PARTNERS, INC.,
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________

                                           DLJ DIVERSIFIED PARTNERS-A, L.P.
                                           By: DLJ DIVERSIFIED PARTNERS, INC.,
                                           General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________


                                           DLJ ESC II, L.P.
                                           By:   DLJ LBO PLANS MANAGEMENT
                                           CORPORATION, General Partner


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________




                                           UH TECHNOLOGY PARTNERS, LDC


                                           By:___________________________


                                           General Partner of its Investment
                                           Manager, Unterberg Harris Capital
                                           Management, LP


                                           UH CAPITAL  PARTNERS INTERNATIONAL,
                                           LDC


                                           By:___________________________


                                           General Partner of its Investment
                                           Manager, Unterberg Harris Capital
                                           Management, LP


                                           UNTERBERG HARRIS PRIVATE EQUITY
                                           PARTNERS, LP


                                           By:___________________________


                                           Member of its Investment General
                                           Partner, Unterberg Harris LLC


                                           UNTERBERG HARRIS PRIVATE EQUITY
                                           PARTNERS, CV


                                           By:___________________________


                                           Member of its Investment General
                                           Partner, Unterberg Harris LLC

                                           PACIFIC ASSET PARTNERS


                                           By:___________________________
                                              Name:______________________
                                              Title:_____________________

                                   EXHIBIT A-1

              FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                  EXHIBIT B-1A



                      SCHEDULE OF INITIAL CLOSING INVESTORS


                                                                    NO. OF SHARES
          "INVESTOR"                           PURCHASE PRICE         PURCHASED
          ----------                           --------------         ---------
Vulcan Ventures Incorporated                      $  912,475.12                 350,952
UH Technology Partners, LDC                       $  364,990.60                 140,381
Unterberg Harris Private Equity Partners, LP      $   75,186.80                  28,918
Unterberg Harris Private Equity Partners, CV      $   16,060.20                   6,177
DLJ Diversified Partners, L.P.                    $  174,327.51                  67,049
DLJ Diversified Partners-A, L.P.                  $   64,740.04                  24,900
DLJ ESC II, L.P.                                  $   10,067.21                   3,872
GRP Partners, L.P.                                $   38,030.22                  14,627
Global Retail Partners Funding, Inc.              $   40,279.22                  15,492
Global Retail Partners, L.P.                      $  585,031.53                 225,012
TOTAL                                             $2,281,188.45                 877,380

                                  EXHIBIT B-1B


                      SCHEDULE OF SECOND CLOSING INVESTORS


                                                                    NO. OF SHARES
          "INVESTOR"                           PURCHASE PRICE         PURCHASED
          ----------                           --------------         ---------
Vulcan Ventures Incorporated                      $ 278,599.12        107,154
UH Technology Partners, LDC                       $ 111,439.66         42,861
Unterberg Harris Private Equity Partners, LP      $  22,956.57          8,829
Unterberg Harris Private Equity Partners, CV      $   4,903.35          1,886
DLJ Diversified Partners, L.P.                    $  53,226.95         20,472
DLJ Diversified Partners-A, L.P.                  $  19,765.11          7,602
DLJ ESC II, L.P.                                  $   3,073.19          1,182
GRP Partners, L.P.                                $  11,611.55          4,466
Global Retail Partners Funding, Inc.              $  12,297.94          4,730
Global Retail Partners, L.P.                      $ 178,624.37         68,702
Pacific Asset Partners                            $  22,312.80          8,582
TOTAL                                             $ 718,810.61        276,466

                                  EXHIBIT B-2

                                     NOTICES

WITH A COPY TO:

         Christopher W. Wright, Esq.
         Foster Pepper & Shefelman PLLC
         1111 Third Avenue, Suite 3400
         Seattle, WA 98101

WITH A COPY TO:

         Steven P. Novak
         Unterberg Harris Capital Partners
         10 East 50th Street
         New York, NY 10022

WITH A COPY TO:

         Osamu Watanabe
         Global Retail Partners, L.P.
         2121 Avenue of the Stars, 30th Floor
         Los Angeles, CA 90067

WITH A COPY TO:

         Ivy Dodes
         DLI Diversified Partners, L.P.
         277 Park Avenue, 23rd Floor
         New York, NY 10172

WITH A COPY TO:


         Osamu Watanabe
         GRP Partners, L.P.
         2121 Avenue of the Stars, 30th Floor
         Los Angeles, CA 90067


WITH A COPY TO:


         Osamu Watanabe
         Global Retail Partners Funding, Inc.
         2121 Avenue of the Stars, 30th Floor
         Los Angeles, CA 90067


WITH A COPY TO:


         Ivy Dodes
         DLJ ESC II, L.P.
         277 Park Avenue, 23rd Floor
         New York, NY 10172


WITH A COPY TO:


         Robert M. Stafford
         Pacific Asset Partners
         222 Kearney Street, Suite 204
         San Francisco, CA  94108

                                    EXHIBIT C



                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT D



                               OPINION OF COUNSEL

                                    EXHIBIT E


                             SHAREHOLDERS AGREEMENT